Exhibit 99.1

Motricity Reports Fourth Quarter and Fiscal Year 2010

Results

BELLEVUE, Wash., February 8, 2011 — Motricity (Nasdaq:MOTR), a leading mobile data services provider, today announced financial results for the fourth quarter and full year ended December 31, 2010.

Financial and Business Highlights:

•	Quarterly revenue of $36 million, up 42% year-over-year

•	Quarterly net income of $2.9 million and EPS of $0.06, up from a $(4.4) million loss year-over-year

•	Quarterly Adjusted Net Income of $5.7 million, Adjusted EPS of $0.14

•	Announced intent to acquire Adenyo, a leading mobile advertising, marketing and analytics provider to expand global market opportunity

•	XL Axiata exceeding forecasted adoption since November launch with over 4 million users

•	5 additional international operators signed in Q4 representing over 150 million new mobile subscribers

•	Company targets one billion mobile users through its mCore platform by 2013

“2010 was a breakout year for Motricity. During our first six months as a publicly-traded company we posted strong revenue, margin and profit growth,” said Ryan Wuerch, chief executive officer. “Since our IPO last June, Motricity has strengthened its leadership position within the industry. We have continued to deliver market leading solutions for AT&T, Verizon and Sprint while aggressively expanding our international footprint – signing six new international operators throughout SE Asia and India - more than doubling our global addressable market opportunity. Moreover, in the fourth quarter we developed and launched a new solution in partnership with Sprint and HSN highlighting how Motricity’s mCore platform delivers smartphone solutions that enhance the mobile experience on behalf of our enterprise customers.”

“Our proposed acquisition of Adenyo, a global leader in mobile advertising, marketing, and analytics, further expands our immediate market opportunity into the rapidly growing mobile advertising and marketing space which ABI Research estimates will reach $29.9 billion in 2014 globally. Motricity has the opportunity to further monetize its access to over 350 million subscribers by integrating Adenyo’s technology and deep enterprise and agency relationships into our mCore platform. Motricity’s long-term objective is to participate in the direct and indirect monetization of over a billion users coming through our cloud-based, mCore platform. Motricity’s ability to deliver highly personalized, relevant content and value-added services to mobile users globally through our ‘mobile as a service’ offering provides us with the most comprehensive mobile data services platform in the market today,” added Wuerch.

Revenue and Net Income:

Revenue increased $10.7 million, or 42%, to $36.0 million in the fourth quarter of 2010 from $25.3 million in the fourth quarter of 2009. Managed services revenue for the quarter increased $2.9 million, or 14%, and professional services revenue increased $7.8 million, or 161%, compared to the prior year period. Net income for the fourth quarter of 2010 was $2.9 million, compared with a net loss of $(4.4) million for the fourth quarter of 2009. Results for the fourth quarter of 2010 include a one-time $500,000 charge to resolve the Atrinsic arbitration from 2008 as previously disclosed. Earnings per share was $0.06 for the fourth quarter of 2010 compared to a net loss of $(1.79) per share for the fourth quarter of 2009.

For full year 2010, revenue increased $19.7 million, or 17%, to $133.4 million from $113.7 million for 2009. Managed services revenue for 2010 increased $8.9 million, or 11%, and professional services revenue increased $10.8 million, or 33%, from 2009. Net loss for 2010 narrowed to $(7.0) million, compared with a net loss of $(16.3) million for 2009 and the net loss per share was $(0.88) for 2010 as compared to a net loss of $(6.85) for 2009. Full year 2010 results reflect a one-time, non-cash charge of $17.5 million for stock-based compensation related to vesting of restricted stock granted previously based upon completion of Motricity’s initial public offering.

Adjusted EBITDA:

Adjusted EBITDA for the fourth quarter of 2010 was $9.4 million, a $9.7 million increase from $(0.3) million for the fourth quarter of 2009. Adjusted EBITDA for the fourth quarter of 2010 includes a one-time charge of $400,000 ($500,000 noted above less $100,000 of interest) to resolve the Atrinsic arbitration from 2008. Adjusted EBITDA for the full year 2010 was $27.9 million, a 168% increase from $10.4 million for 2009. The following table reconciles Adjusted EBITDA to net income (loss) for the quarter and year ended December 31, 2010:

	Q4 2010	FY 2010
	(in millions)	(in millions)
Net income (loss)	$2.9	$(7.0)
Other income (expense), net	0.2	(3.2)
Provision for income taxes	0.5	2.1
Depreciation and amortization	3.5	12.6
Restructuring and asset impairments	—	0.4
Stock-based compensation*	2.3	23.0

Adjusted EBITDA	$9.4	$27.9

*	- Stock-based compensation includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity’s initial public offering.

Adjusted Net Income:

Adjusted Net Income for the fourth quarter of 2010 was $5.7 million, or $0.14 of Adjusted EPS1, compared to Adjusted Net Loss of $(2.9) million, or $(0.07) of Adjusted EPS, for the fourth quarter of 2009. Adjusted Net Income for the fourth quarter of 2010 includes the $500,000 one-time charge noted above to resolve the Atrinsic arbitration from 2008. Adjusted Net Income for the full year 2010 was $16.0 million, or $0.39 of Adjusted EPS, compared to Adjusted Net Loss of $(1.4) million, or $(0.03) of Adjusted EPS, for 2009.

[1]

Adjusted EPS reflects Adjusted Net Income divided by Adjusted Shares Outstanding (weighted average basic shares outstanding as calculated under GAAP, adjusted to reflect the share impact of the IPO and other related adjustments as if the IPO had occurred at the beginning of the respective period and also to reflect the Series H preferred stock as if it is converted to common stock). See the Use of Non-GAAP Measures section for related reconciliations.

The following table reconciles Adjusted Net Income to net income (loss) for the quarter and year ended December 31, 2010:

	Q4 2010	FY 2010
	(in millions)	(in millions)
Net income (loss)	$2.9	$(7.0)
Amortization of purchased intangibles	0.4	1.6
Restructuring and asset impairments	—	0.4
Stock-based compensation*	2.3	23.0
Non-cash tax expense	0.1	1.6
Fair value adjustment of warrants in other income	—	(3.6)

Adjusted Net Income	$5.7	$16.0

*	- Stock-based compensation includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity’s initial public offering.

Margin Expansion:

Adjusted EBITDA margin grew to 26% in the fourth quarter of 2010 from (1)% in the fourth quarter of 2009. Adjusted EBITDA margin grew to 21% for the full year 2010 from 9% for 2009. These margin results include the impact of the one-time charge previously noted to resolve the Atrinsic arbitration from 2008.

Adjusted Net Income margin was 16% in the fourth quarter of 2010, compared to (11)% in the fourth quarter of 2009 and Adjusted Net Income margin improved to 12% for the full year 2010 from (1)% for 2009. These margin results include the impact of the one-time charge previously noted to resolve the Atrinsic arbitration from 2008.

Margin expansion is driving substantial improvements in Adjusted EBITDA and Adjusted Net Income, non-GAAP measures that Motricity believes are relevant ways to assist investors in evaluating Motricity’s operating performance.

Cash and Debt:

As of December 31, 2010, Motricity had cash and cash equivalents of $78.5 million and no debt outstanding.

Financial Outlook:

For the first quarter 2011, Motricity expects revenue to be in the range of $32 million to $33 million. The Company also expects Adjusted Net Income in the range of $0.5 million to $1 million.

For full year 2011, Motricity expects revenue growth in the range of 27% to 35%, or $170 million to $180 million, and Adjusted Net Income growth in the range of 55% to 85%, or $25 million to $30 million, over 2010 results, including projected results from Adenyo for 9 months of the year, before associated transaction and integration costs.

“We expect the growth rate in revenues to accelerate as we move through 2011. Our view is based on robust expected growth in international markets, particularly in the second half of the year, and additional revenue streams from enterprise customers and mobile advertising, offset by relatively flat results in our current US based carrier business. We are highly encouraged by early results from our new global carriers. For example, XL Axiata reported more than four million users in only twelve weeks since launch of XLGo! powered by Motricity. This usage data gives us confidence in our long term growth and profitability targets as our ability to monetize subscribers globally continues to increase,” concluded Wuerch.

Motricity’s 2-3 year financial targets include annual revenue growth of approximately 30%, and further margin expansion, reaching an Adjusted EBITDA margin of approximately 32% and Adjusted Net Income margin of approximately 25%.

Conference Call and Webcast Information:

The Motricity fourth quarter and fiscal year 2010 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Tuesday, February 8, 2011. To participate on the live call, analysts and investors should dial 877-941-1428 at least ten minutes prior to the call. Motricity will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s website at www.motricity.com.

Supplemental Data Schedule

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
	(Dollars in millions)
Revenues
Managed services	$20.2	$20.3	$20.4	$20.4	$20.9	$21.9	$24.2	$23.3
Professional services	$3.1	$16.7	$7.7	$4.9	$8.2	$8.5	$13.7	$12.7

Total revenues	$23.3	$37.0	$28.1	$25.3	$29.1	$30.4	$37.9	$36.0

Percentage of managed services revenue that varies with number of users and transactions	76%	74%	70%	57%	52%	55%	58%	57%

Adjusted EBITDA	$(1.9)	$7.4	$5.2	$(0.3)	$3.1	$6.3	$9.0	$9.4
Adjusted EBITDA margin	-8%	20%	19%	-1%	11%	21%	24%	26%
Adjusted Net Income (Loss)	$(5.3)	$4.6	$2.2	$(2.9)	$0.5	$3.7	$6.1	$5.7
Adjusted Net Income margin	-23%	13%	8%	-11%	2%	12%	16%	16%

Adjusted EPS (using adjusted shares outstanding)	$(0.13)	$0.11	$0.05	$(0.07)	$0.01	$0.09	$0.15	$0.14

Capital expenditures
Purchased property and equipment	$(0.1)	$(0.9)	$(0.9)	$(0.9)	$(1.2)	$(3.2)	$(0.9)	$(3.0)
Capitalization of software development costs	$(2.1)	$—	$—	$—	$(1.2)	$(2.8)	$(2.7)	$(2.4)

Use of Non-GAAP Measures

This press release includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS (Adjusted Net Income per Adjusted Shares Outstanding). Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not measures of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in tables below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income do not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP. Our statement of cash flows presents our cash flow activity in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, restructuring expenses, asset impairments and stock-based compensation expense, interest income and other income (expense), net. We define Adjusted Net Income as net income (loss) before amortization of purchased intangibles, stock compensation expense, restructuring expenses, asset impairments, non-cash tax expense and the impact from changes in the fair value of warrants. We define Adjusted EPS as Adjusted Net Income divided by Adjusted Shares Outstanding. Adjusted Shares Outstanding reflect the weighted-average common shares outstanding as if the IPO and other adjustments occurred at the beginning of the respective period and also reflect the Series H preferred stock as if it is converted to common stock at the beginning of the relevant period. All outstanding shares of the Series H preferred stock have converted to common stock as of January 3, 2011. Furthermore, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not necessarily comparable to similarly-titled measures reported by other companies.

We believe Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are useful to management, investors and other users of our financial statements in evaluating our operating performance because these financial measures are an additional tool to compare business performance across companies and across periods. We believe that:

•

Adjusted EBITDA is often used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•

investors commonly use Adjusted EBITDA and Adjusted Net Income to eliminate the effect of restructuring and stock-based compensation expenses, which vary widely from company to company and impair comparability.

We use Adjusted EBITDA and Adjusted Net Income:

•	as measures of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations;

•	as primary measures to review and assess the operating performance of our company and management team in connection with our executive compensation plan incentive payments; and

•	in communications with our board of directors, stockholders, analysts and investors concerning our financial performance.

The following is a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
	(in millions)
Net income (loss)	$(7.0)	$(3.2)	$(1.8)	$(4.4)	$(1.5)	$(11.6)	$3.3	$2.9
Other income (expense), net	0.1	0.2	1.3	—	0.3	(3.8)	—	0.2
Provision for income taxes	0.4	0.4	0.5	0.5	0.5	0.5	0.7	0.5
Depreciation and amortization	3.8	3.2	3.3	3.0	2.9	3.0	3.0	3.5
Restructuring and asset impairments	0.3	6.2	1.3	0.1	0.4	—	—	—
Stock-based compensation*	0.5	0.6	0.6	0.5	0.5	18.2	2.0	2.3

Adjusted EBITDA	$(1.9)	$7.4	$5.2	$(0.3)	$3.1	$6.3	$9.0	$9.4

*	- Stock-based compensation includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity’s initial public offering.

The following is a reconciliation of Adjusted Net Income to net income (loss), the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
	(in millions)
Net income (loss)	$(7.0)	$(3.2)	$(1.8)	$(4.4)	$(1.5)	$(11.6)	$3.3	$2.9
Amortization of purchased intangibles	0.4	0.4	0.3	0.3	0.4	0.4	0.4	0.4
Restructuring and asset impairments	0.3	6.2	1.3	0.1	0.4	—	—	—
Stock-based compensation*	0.5	0.6	0.6	0.5	0.5	18.2	2.0	2.3
Non-cash tax expense	0.4	0.4	0.5	0.5	0.5	0.5	0.4	0.1
Fair value adjustment of warrants in other income	0.1	0.2	1.3	0.1	0.2	(3.8)	—	—

Adjusted Net Income (Loss)	$(5.3)	$4.6	$2.2	$(2.9)	$0.5	$3.7	$6.1	$5.7

*	- Stock-based compensation includes $17.5 million related to vesting of restricted stock granted previously based upon completion of Motricity’s initial public offering.

The following is a reconciliation of Adjusted EPS to EPS, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Net income (loss) per share	$(2.20)	$(1.55)	$(1.31)	$(1.79)	$(1.38)	$(1.95)	$0.07	$0.06
Accretion of redeemable preferred stock and preferred stock dividends	1.02	1.01	1.01	1.04	1.11	0.66	0.01	0.01
Amortization of purchased intangibles	0.07	0.07	0.05	0.06	0.07	0.04	0.01	0.01
Restructuring and asset impairments	0.04	1.05	0.22	0.02	0.07	—	—	—
Stock-based compensation	0.09	0.09	0.10	0.09	0.09	2.04	0.05	0.06
Non-cash tax expense	0.08	0.07	0.09	0.08	0.08	0.05	0.01	0.01
Fair value adjustment of warrants in other income	(0.01)	0.04	0.22	—	0.05	(0.43)	—	—
Share count adjustments assuming IPO occurred at the beginning of the year	0.78	(0.67)	(0.32)	0.43	(0.08)	(0.32)	(0.01)	(0.01)

Adjusted EPS	$(0.13)	$0.11	$0.06	$(0.07)	$0.01	$0.09	$0.15	$0.14

The following is a reconciliation of Adjusted Shares Outstanding to Basic Shares Outstanding, the most directly comparable GAAP measure, for each of the quarters ended:

	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
	(in millions)
Basic shares outstanding for the quarter ended	5.9	5.9	5.9	5.7	5.7	8.9	38.0	38.6
Assume IPO occurred at the beginning of the year	6.0	6.0	6.0	6.0	6.0	5.1	—	—
Assume preferred stock conversion occurred at the beginning of the year	26.1	26.1	26.1	26.1	26.1	23.8	—	—
As converted impact of Series H	2.4	2.4	2.4	2.4	2.4	2.4	2.4	2.4
Vested restricted stock	0.4	0.5	0.6	0.7	0.8	0.9	1.0	1.0

Adjusted Shares Outstanding for the quarter ended	40.8	40.9	41.0	40.9	41.0	41.1	41.4	42.0

This press release also includes an outlook for the first quarter 2011 non-GAAP Adjusted Net Income. Motricity is unable to reconcile its guidance to GAAP net income because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items has been material to our operating results computed in accordance with GAAP. We note that such information is not in accordance with GAAP and should not be viewed as a substitute for GAAP information.

Statements made in this release and related statements that express Motricity’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding; our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the fourth quarter and fiscal year of 2010 or any current or future period. They also include statements about our ability to develop, produce, market, license or sell our products, solutions and services, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward looking statement. These include, but are not limited to, the satisfaction of closing conditions in our agreement with Adenyo and the risks and uncertainties described more fully in our filings with the Securities and Exchange Commission.

About Motricity, Inc.

Motricity (NASDAQ: MOTR) is a leading mobile data solutions provider exclusively focused on the rapidly growing mobile Internet market. It serves some of the world’s largest mobile operators and enterprises, simplifying the mobile Internet and creating high value and highly relevant mobile experiences for consumers. Motricity helps companies leverage the power of mobility to make direct, personalized connections with their customers. For more information, visit www.motricity.com or follow the company on Twitter @motricity.

Motricity

Media Contact:

Jennifer Morgan

(425) 638-8375

jennifer.morgan@motricity.com

Investor Relations Contact:

Alex Wellins

The Blueshirt Group

(415) 217-5861

alex@blueshirtgroup.com

Motricity, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	December 31, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$78,519	$35,945
Restricted short-term investments	335	1,375
Accounts receivable, net of allowance for doubtful accounts of $446 and $272 at December 31, 2010 and December 31, 2009, respectively	29,438	17,306
Assets held for sale	—	1,606
Prepaid expenses and other current assets	6,698	3,542

Total current assets	114,990	59,774
Property and equipment, net	24,339	26,717
Goodwill	74,658	74,658
Intangible assets, net	17,693	10,692
Other assets	134	2,335

Total assets	$231,814	$174,176

Liabilities, redeemable preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$15,657	$9,585
Accrued compensation	13,666	9,282
Accrued expenses	1,165	2,648
Deferred revenue, current portion	746	7,771
Other current liabilities	981	2,185

Total current liabilities	32,215	31,471
Deferred revenue, net of current portion	131	4,013
Redeemable preferred stock warrants	—	5,012
Deferred tax liability	5,328	3,760
Other noncurrent liabilities	714	1,345

Total liabilities	38,388	45,601

Redeemable preferred stock	49,862	417,396

Stockholders’ equity (deficit)
Preferred stock, $0.001 par value; 350,000,000 shares authorized; 0 and 7,338,769 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	—	17,393
Common stock, $0.001 par value, 625,000,000 shares authorized; 40,721,754 and 7,633,786 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	41	115
Additional paid-in capital	467,565	—
Accumulated deficit	(324,088)	(306,443)
Accumulated other comprehensive income	46	114

Total stockholders’ equity (deficit)	143,564	(288,821)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$231,814	$174,176

Motricity, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share data and per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues
Managed services	$23,298	$20,450	$90,292	$81,403
Professional services	12,707	4,872	43,087	32,292

Total revenues	36,005	25,322	133,379	113,695

Operating expenses
Direct third party expenses	5,031	1,337	17,044	9,485
Datacenter and network operations, excluding depreciation	7,624	8,132	30,749	31,786
Product development and sustainment, excluding depreciation	5,766	7,301	25,955	31,389
Sales and marketing, excluding depreciation	3,453	3,440	13,769	11,900
General and administrative, excluding depreciation	6,975	5,901	41,034	20,841
Depreciation and amortization	3,515	2,978	12,595	13,208
Restructuring	—	101	407	2,058
Long-lived asset impairment charges	—	—	—	5,806

Total operating expenses	32,364	29,190	141,553	126,473

Operating income (loss)	3,641	(3,868)	(8,174)	(12,778)

Other income (expense), net
Other income (expense)	(190)	9	3,357	(1,657)
Interest and investment income, net	(1)	—	3	250
Interest expense	(111)	—	(111)	(220)

Other income (expense), net	(302)	9	3,249	(1,627)

Pretax income (loss)	3,339	(3,859)	(4,925)	(14,405)
Provision for income taxes	487	491	2,090	1,896

Net income (loss)	2,852	(4,350)	(7,015)	(16,301)
Accretion of redeemable preferred stock	(78)	(5,815)	(12,093)	(23,261)
Series H redeemable preferred stock dividends	(425)	—	(868)	—
Series D1 preferred dividends	—	(175)	(332)	(695)

Net income (loss) attributable to common stockholders	$2,349	$(10,340)	$(20,308)	$(40,257)

Net income (loss) per share attributable to common stockholders - basic	$0.06	$(1.79)	$(0.88)	$(6.85)

Net income (loss) per share attributable to common stockholders - diluted	$0.06	$(1.79)	$(0.88)	$(6.85)

Weighted-average common shares outstanding - basic	38,598,211	5,766,551	22,962,555	5,878,368
Weighted-average common shares outstanding - diluted	39,675,866	5,766,551	22,962,555	5,878,368